Dallas, TX/April 16, 2019
FIRST QUARTER 2019 NET INCOME OF $339 MILLION, $2.11 PER SHARE

Average Loans Grew $845 Million Compared to Fourth Quarter 2018

Expense Discipline, Strong Credit Quality and Capital Management Drove Return on Common Shareholders' Equity to 18 Percent

“First quarter results were solid and this year is off to a good start,” said Ralph W. Babb, Jr., chairman and chief executive officer. "Earnings per share increased 12 percent over fourth quarter and 33 percent over first quarter last year. Our results demonstrate our ability to drive broad-based loan growth, while carefully managing loan and deposit pricing as well as maintaining favorable credit metrics and controlling expenses. We continued our share buyback program, repurchasing 5.1 million shares. Altogether, this drove our ROE above 18 percent for the quarter."

(dollar amounts in millions, except per share data)	1st Qtr '19	4th Qtr '18	1st Qtr '18
FINANCIAL RESULTS
Net interest income	$606	$614	$549
Provision for credit losses	(13)	16	12
Noninterest income (a)	238	250	244
Noninterest expenses (a)	433	448	446
Pre-tax income	424	400	335
Provision for income taxes	85	90	54
Net income	$339	$310	$281

Diluted earnings per common share	$2.11	$1.88	$1.59
Efficiency ratio (b)	50.81%	51.93%	56.33%
Net interest margin	3.79	3.70	3.41
Common equity Tier 1 capital ratio (c)	10.78	11.14	11.98
Common equity ratio	10.48	10.60	11.06

ADJUSTED FINANCIAL RESULTS (d)
Net interest income	$606	$614	$549
Provision for credit losses	(13)	16	12
Noninterest income (a)	246	250	244
Noninterest expenses (a)	433	434	430
Pre-tax income	432	414	351
Provision for income taxes	98	93	80
Net income	$334	$321	$271

Diluted earnings per common share	$2.08	$1.95	$1.54
Efficiency ratio (b)	50.81%	50.25%	54.32%

(a)
Noninterest income included gains (losses) from deferred compensation plans of $2 million, $(7) million and $1 million for first quarter 2019, fourth quarter 2018 and first quarter 2018, respectively. Offsetting amounts included in noninterest expenses for the same periods.

(b)
Noninterest expenses as a percentage of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

(c)	March 31, 2019 ratio is estimated.

(d)	Financial results presented on an adjusted basis to facilitate trend analysis. See Reconciliation of Non-GAAP Financial Measures.

The first quarter 2019 provision for income taxes was reduced by $11 million due to discrete tax benefits from employee stock transactions. The tax benefits provided the Corporation an opportunity to reposition approximately $1 billion of lower-yielding treasury securities, resulting in an $8 million loss. This repositioning of the securities portfolio will increase interest income by approximately $1 million per quarter. The following table includes items used to arrive at adjusted net income in the Adjusted Financial Results (see Reconciliation of Non-GAAP Financial Measures).

	1st Qtr '19		4th Qtr '18		1st Qtr '18
(in millions, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share
Securities repositioning, net of tax	$6	$0.04	$—	$—	$—	$—
Restructuring charges, net of tax	—	—	11	0.07	12	0.07
Discrete tax items	(11)	(0.07)	—	—	(22)	(0.12)

First Quarter 2019 Compared to Fourth Quarter 2018 Overview
The commentary below discusses noninterest income and noninterest expenses on an adjusted basis, which includes certain adjustments management considers helpful to facilitate trend analysis. See Reconciliation of Non-GAAP Financial Measures.
Average total loans increased $845 million to $49.7 billion.

•	Primarily reflected increases in National Dealer Services, Energy and general Middle Market, partially offset by a seasonal decrease in Mortgage Banker Finance.

•	Loan yields increased 17 basis points to 5.07 percent, primarily reflecting increases in short-term rates.
Average total deposits decreased $1.7 billion to $54.0 billion.

•	The $1.7 billion decline in noninterest-bearing deposits was driven by seasonality.

•	Interest-bearing deposits were stable and costs increased 16 basis points to 78 basis points with continued management of deposit pricing to attract and retain customers.

•	The decrease in average total deposits primarily reflected declines in general Middle Market, Corporate Banking and Wealth Management as well as Technology and Life Sciences.

•	Period end total deposit balances decreased $1.5 billion, including a $1.2 billion decrease due to the timing of government card program funding by the U.S. Treasury.
Net interest income decreased $8 million to $606 million.

•
Primarily reflected two fewer days in first quarter 2019 and lower average short-term investment balances, partially offset by an $11 million net benefit from higher interest rates as well as an increase in average loans.

•	The net interest margin increased 9 basis points to 3.79 percent, mostly due to the net benefit from higher interest rates and a decrease in lower-yielding deposits with the Federal Reserve Bank.
Provision for credit losses decreased to a benefit of $13 million.

•	Net credit-related charge-offs were $11 million, or 0.08 percent of average loans.

•	The allowance for loan losses decreased $24 million to $647 million, or 1.29 percent of total loans.
Adjusted noninterest income decreased $4 million to $246 million.

•	Reflected a $2 million decrease in fiduciary income and smaller seasonal decreases in other customer-driven categories.
Adjusted noninterest expenses were relatively stable at $433 million.

•
Reflected a $15 million increase in salaries and benefits expense due to annual share-based compensation and a seasonal increase in payroll taxes, partially offset by a decrease in executive incentive expense and the impact of two fewer days in the first quarter.

•
Also reflected decreases of $4 million in legal expense (recoveries), $3 million in advertising expense (seasonal), $3 million in pension costs (2019 discount rate adjustment) and smaller decreases in other categories.

Provision for income taxes decreased $5 million to $85 million.

•	Reflected an $11 million increase in discrete tax benefits from employee stock transactions, partially offset by higher pre-tax earnings.

Capital position remained solid at March 31, 2019.

•	Returned a total of $530 million to shareholders, including dividends and the repurchase of $425 million of common stock (5.1 million shares) under the share repurchase program.

•	Increased the dividend 12 percent to 67 cents per share.
First Quarter 2019 Compared to First Quarter 2018
The commentary below discusses noninterest income and noninterest expenses on an adjusted basis, which includes certain adjustments management considers helpful to facilitate trend analysis. See Reconciliation of Non-GAAP Financial Measures.
Average total loans increased $1.3 billion.

•	Reflected increases in Equity Fund Services, National Dealer Services and Energy, partially offset by a decrease in Wealth Management.

•	Loan yields increased 81 basis points, primarily reflecting increases in short-term interest rates.
Average total deposits decreased $2.1 billion.

•
Noninterest-bearing deposits decreased $3.0 billion, partially offset by a $903 million increase in interest-bearing deposits. The decline in noninterest-bearing deposits was primarily the result of a mix shift to interest-bearing deposits and customers utilizing their deposits to fund growth, acquisitions and capital expenditures as well as choosing other investment options.

•	Interest-bearing deposit costs increased 53 basis points.

•	The decrease in average total deposits primarily reflected declines in general Middle Market (driven by a decrease in Municipalities), Corporate Banking and Retail Banking.
Net interest income increased $57 million.

•
Primarily due to a net benefit from higher interest rates and an increase in average loan balances, partially offset by the impact of lower average short-term investment balances and higher average debt.

Provision for credit losses decreased $25 million.

•	Reflected a $314 million decline in total criticized loans, including a $135 million decrease in nonaccrual loans.
Adjusted noninterest income increased $2 million.

•	Reflected increases of $4 million each in syndication agent fees and card fees, partially offset by decreases of $3 million each in service charges on deposit accounts and fiduciary income.
Adjusted noninterest expenses increased $3 million.

•	Reflected a $10 million increase in salaries and benefits expense, partially offset by an $8 million decrease in FDIC insurance expense.

•	The increase in salaries and benefits expense was primarily due to an increase in technology-related labor costs and the impact of merit increases.
Provision for income taxes increased $31 million.

•	Reflected higher pre-tax earnings and a decrease in discrete tax benefits, primarily from employee stock transactions.

Net Interest Income

(dollar amounts in millions)	1st Qtr '19	4th Qtr '18	1st Qtr '18
Net interest income	$606	$614	$549

Net interest margin	3.79%	3.70%	3.41%

Selected average balances:
Total earning assets	$64,618	$65,661	$65,012
Total loans	49,677	48,832	48,421
Total investment securities	11,955	11,773	11,911
Federal Reserve Bank deposits	2,642	4,754	4,315

Total deposits	53,996	55,729	56,090
Total noninterest-bearing deposits	26,872	28,600	29,869
Medium- and long-term debt	6,694	6,420	5,192
Net interest income decreased $8 million, and net interest margin increased 9 basis points in first quarter 2019 compared to fourth quarter 2018.

•
The net increase from higher rates was $11 million or 6 basis points, reflecting interest benefits to loans (+$21 million, +13 basis points), securities (+$1 million, +1 basis point) and short-term investments (+$1 million, +1 basis point), partially offset by higher costs on deposits (-$10 million, -7 basis points) and debt (-$2 million, -2 basis points).

•
Other significant factors included the impact of two fewer days in the quarter (-$12 million), a reduction in lower-yielding deposits with the Federal Reserve Bank (-$12 million, +4 basis points), higher average loan balances (+$10 million, +2 basis points), higher average debt from a first quarter 2019 issuance (-$3 million, -2 basis points) and a loan mix shift (-$2 million, -1 basis point).

Credit Quality
“Credit quality remained strong in the first quarter,” said Babb. "Both net charge-offs and nonperforming assets remained low at 8 basis points and 40 basis points, respectively. Total criticized loans increased slightly from a record low level and represented only 3.6 percent of total loans as of quarter end. Sustained strong performance of the overall portfolio as well as continued solid economic conditions across our geography and within industry exposures resulted in a small release in the reserve and a reserve ratio of 1.29 percent. We remain vigilant, closely monitoring our portfolio for signs of stress; however, at this point, we are not seeing any concerning trends."

(dollar amounts in millions)	1st Qtr '19	4th Qtr '18	1st Qtr '18
Credit-related charge-offs	$20	$21	$37
Recoveries	9	10	9
Net credit-related charge-offs	11	11	28
Net credit-related charge-offs/Average total loans	0.08%	0.09%	0.23%

Provision for credit losses	$(13)	$16	$12

Nonperforming loans	198	229	334
Nonperforming assets (NPAs)	199	230	339
NPAs/Total loans and foreclosed property	0.40%	0.46%	0.69%

Loans past due 90 days or more and still accruing	$24	$16	$36

Allowance for loan losses	647	671	698
Allowance for credit losses on lending-related commitments (a)	30	30	40
Total allowance for credit losses	677	701	738

Allowance for loan losses/Period-end total loans	1.29%	1.34%	1.42%
Allowance for loan losses/Nonperforming loans	3.3x	2.9x	2.1x

(a)	Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•	The allowance for loan losses decreased $24 million to $647 million at March 31, 2019, or 1.29 percent of total loans, reflecting sustained strong credit quality performance.

•
Criticized loans increased $258 million to $1.8 billion at March 31, 2019, compared to $1.5 billion at December 31, 2018. Criticized loans as a percentage of total loans were 3.6 percent at March 31, 2019, compared to 3.1 percent at December 31, 2018. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.

•
Nonperforming assets decreased $31 million to $199 million at March 31, 2019, compared to $230 million at December 31, 2018. Nonperforming assets as a percentage of total loans and foreclosed property decreased to 0.40 percent at March 31, 2019, compared to 0.46 percent at December 31, 2018.

Full-Year 2019 Outlook
For full-year 2019 compared to the full-year 2018, management expects the following, assuming a continuation of the current economic and rate environment:

•	Growth in average loans of 2 percent to 4 percent, reflecting increases in most lines of business.

•	Decline in average deposits of 1 percent to 2 percent from a decrease in noninterest-bearing deposits.

•
Growth in net interest income of 3 percent to 4 percent from the full-year net benefit of higher interest rates, growth in average loans and repositioning the securities portfolio, partially offset by higher wholesale funding, a shift in deposit mix and lower interest recoveries.

•	Provision for credit losses of 10 basis points to 15 basis points and net charge-offs to remain low, with continued strong credit quality.

•
Noninterest income higher by 1 percent to 2 percent (including $8 million securities repositioning loss in first quarter 2019), benefiting from growth in card fees and fiduciary income, partially offset by lower derivative income and service charges on deposit accounts.

•
Noninterest expenses lower by 3 percent, reflecting the end of restructuring charges from the GEAR Up initiatives ($53 million in full-year 2018), FDIC insurance expense lower by $16 million from the discontinuance of the surcharge, as well as lower compensation and pension expense, partially offset by higher outside processing expenses in line with growing revenue, technology expenditures and typical inflationary pressures.

◦	Lower compensation driven by incentive compensation, partially offset by merit increases.

•	Income tax expense to be approximately 23 percent of pre-tax income, excluding any tax impact from employee stock transactions.

◦	Full-year 2018 included discrete tax benefits of $48 million.

•	Common equity Tier 1 capital ratio target of 9.5 percent to 10 percent through continued return of excess capital.

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. For a summary of business segment and geographic market quarterly results, see the Business Segment Financial Results and Market Segment Financial Results tables included later in this report. From time to time, the Corporation may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit and geographic market structures of Comerica and methodologies in effect at March 31, 2019. A discussion of business segment and geographic market year-to-date results will be included in Comerica's First Quarter 2019 Form 10-Q.
Conference Call and Webcast
Comerica will host a conference call to review first quarter 2019 financial results at 7 a.m. CT Tuesday, April 16, 2019. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (Event ID No. 7439058). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies; operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; cybersecurity risks; whether Comerica may achieve opportunities for revenue enhancements and efficiency improvements under the GEAR Up initiative, or changes in the scope or assumptions underlying the GEAR Up initiative; Comerica's ability to maintain adequate sources of funding and liquidity; the effects of more stringent capital requirements; declines or other changes in the businesses or industries of Comerica's customers; unfavorable developments concerning credit quality; changes in regulation or oversight; heightened legislative and regulatory focus on cybersecurity and data privacy; fluctuations in interest rates and their impact on deposit pricing; transitions away from LIBOR towards new interest rate benchmarks; reductions in Comerica's credit rating; damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the interdependence of financial service companies; the implementation of Comerica's strategies and business initiatives; changes in customer behavior; management's ability to maintain and expand customer relationships; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; the impacts of future legislative, administrative or judicial changes to tax regulations; any future strategic acquisitions or divestitures; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; losses due to fraud; the effects of terrorist activities and other hostilities; changes in accounting standards; the critical nature of Comerica's accounting policies; controls and procedures failures; and the volatility of Comerica’s stock price. Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2018. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Yolanda Y. Schufford	Darlene P. Persons
(214) 462-4443	(214) 462-6831

Chelsea R. Smith
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31,	December 31,	March 31,
(in millions, except per share data)	2019	2018	2018
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$2.11	$1.88	$1.59
Cash dividends declared	0.67	0.60	0.30

Average diluted shares (in thousands)	159,518	163,501	175,144
PERFORMANCE RATIOS
Return on average common shareholders' equity	18.44%	16.36%	14.37%
Return on average assets	1.97	1.74	1.62
Efficiency ratio (a)	50.81	51.93	56.33
CAPITAL
Common equity tier 1 capital (b)	$7,277	$7,470	$7,911
Risk-weighted assets (b)	67,507	67,047	66,039
Common shareholders' equity per share of common stock	47.67	46.89	46.38
Tangible common equity per share of common stock	43.55	42.89	42.66
Common equity tier 1 and tier 1 risk-based capital ratio (b)	10.78%	11.14%	11.98%
Total risk-based capital ratio (b)	12.80	13.21	14.12
Leverage ratio (b)	10.40	10.51	11.24
Common equity ratio	10.48	10.60	11.06
Tangible common equity ratio (c)	9.66	9.78	10.26
AVERAGE BALANCES
Commercial loans	$31,461	$30,651	$30,145
Real estate construction loans	3,238	3,164	3,067
Commercial mortgage loans	8,997	9,051	9,217
Lease financing	519	495	464
International loans	1,014	1,035	996
Residential mortgage loans	1,965	1,968	2,011
Consumer loans	2,483	2,468	2,521
Total loans	49,677	48,832	48,421

Earning assets	64,618	65,661	65,012
Total assets	69,771	70,830	70,326

Noninterest-bearing deposits	26,872	28,600	29,869
Interest-bearing deposits	27,124	27,129	26,221
Total deposits	53,996	55,729	56,090

Common shareholders' equity	7,459	7,519	7,927
NET INTEREST INCOME
Net interest income	$606	$614	$549
Net interest margin	3.79%	3.70%	3.41%
CREDIT QUALITY
Total nonperforming assets	$199	$230	$339

Loans past due 90 days or more and still accruing	24	16	36

Net credit-related charge-offs	11	11	28

Allowance for loan losses	647	671	698
Allowance for credit losses on lending-related commitments	30	30	40
Total allowance for credit losses	677	701	738

Allowance for loan losses as a percentage of total loans	1.29%	1.34%	1.42%
Net credit-related charge-offs as a percentage of average total loans	0.08	0.09	0.23
Nonperforming assets as a percentage of total loans and foreclosed property	0.40	0.46	0.69
Allowance for loan losses as a percentage of total nonperforming loans	3.3x	2.9x	2.1x
OTHER KEY INFORMATION
Number of banking centers	436	436	438
Number of employees - full time equivalent	7,675	7,865	7,942

(a)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

(b)	March 31, 2019 ratios are estimated.

(c)	See Reconciliation of Non-GAAP Financial Measures.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	March 31,
(in millions, except share data)	2019	2018	2018
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,063	$1,390	$1,173

Interest-bearing deposits with banks	2,418	3,171	5,663
Other short-term investments	136	134	133

Investment securities available-for-sale	12,212	12,045	11,971

Commercial loans	32,007	31,976	30,909
Real estate construction loans	3,291	3,077	3,114
Commercial mortgage loans	8,989	9,106	9,272
Lease financing	535	507	464
International loans	1,040	1,013	964
Residential mortgage loans	1,949	1,970	2,003
Consumer loans	2,491	2,514	2,514
Total loans	50,302	50,163	49,240
Less allowance for loan losses	(647)	(671)	(698)
Net loans	49,655	49,492	48,542

Premises and equipment	474	475	468
Accrued income and other assets	4,732	4,111	4,385
Total assets	$70,690	$70,818	$72,335

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$26,242	$28,690	$30,961

Money market and interest-bearing checking deposits	22,889	22,560	22,355
Savings deposits	2,175	2,172	2,233
Certificates of deposit	2,776	2,131	2,071
Foreign office time deposits	9	8	15
Total interest-bearing deposits	27,849	26,871	26,674
Total deposits	54,091	55,561	57,635

Short-term borrowings	935	44	48
Accrued expenses and other liabilities	1,407	1,243	1,058
Medium- and long-term debt	6,848	6,463	5,594
Total liabilities	63,281	63,311	64,335

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,159	2,148	2,134
Accumulated other comprehensive loss	(513)	(609)	(553)
Retained earnings	8,979	8,781	8,110
Less cost of common stock in treasury - 72,747,011 shares at 3/31/19, 68,081,176 shares at 12/31/18, and 55,690,402 shares at 3/31/18	(4,357)	(3,954)	(2,832)
Total shareholders' equity	7,409	7,507	8,000
Total liabilities and shareholders' equity	$70,690	$70,818	$72,335

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	First	Fourth	Third	Second	First	First Quarter 2019 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	Fourth Quarter 2018		First Quarter 2018
(in millions, except per share data)	2019	2018	2018	2018	2018	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$621	$604	$581	$568	$509	$17	3%	$112	22%
Interest on investment securities	72	71	66	64	64	1	1	8	14
Interest on short-term investments	17	29	28	18	17	(12)	(40)	—	—
Total interest income	710	704	675	650	590	6	1	120	20
INTEREST EXPENSE
Interest on deposits	52	43	35	28	16	9	22	36	n/m
Interest on short-term borrowings	1	—	1	—	—	1	n/m	1	n/m
Interest on medium- and long-term debt	51	47	40	32	25	4	9	26	n/m
Total interest expense	104	90	76	60	41	14	17	63	n/m
Net interest income	606	614	599	590	549	(8)	(1)	57	11
Provision for credit losses	(13)	16	—	(29)	12	(29)	n/m	(25)	n/m
Net interest income after provision for credit losses	619	598	599	619	537	21	4	82	16
NONINTEREST INCOME
Card fees	63	64	61	60	59	(1)	(1)	4	7
Service charges on deposit accounts	51	51	53	53	54	—	—	(3)	(6)
Fiduciary income	49	51	51	52	52	(2)	(3)	(3)	(5)
Commercial lending fees	22	23	21	23	18	(1)	(2)	4	23
Foreign exchange income	11	11	12	12	12	—	—	(1)	(7)
Letter of credit fees	9	10	9	11	10	(1)	(7)	(1)	(10)
Bank-owned life insurance	9	10	11	9	9	(1)	(9)	—	—
Brokerage fees	7	7	7	6	7	—	—	—	—
Net securities (losses) gains	(8)	—	(20)	—	1	(8)	n/m	(9)	n/m
Other noninterest income	25	23	29	22	22	2	3	3	7
Total noninterest income	238	250	234	248	244	(12)	(5)	(6)	(3)
NONINTEREST EXPENSES
Salaries and benefits expense	265	250	254	250	255	15	6	10	4
Outside processing fee expense	63	65	65	64	61	(2)	(4)	2	3
Net occupancy expense	37	39	38	37	38	(2)	(4)	(1)	(2)
Software expense	29	30	32	32	31	(1)	(3)	(2)	(8)
Equipment expense	12	14	12	11	11	(2)	(8)	1	14
FDIC insurance expense	5	6	11	12	13	(1)	(17)	(8)	(65)
Advertising expense	5	8	8	8	6	(3)	(31)	(1)	(12)
Restructuring charges	—	14	12	11	16	(14)	n/m	(16)	n/m
Other noninterest expenses	17	22	20	23	15	(5)	(29)	2	11
Total noninterest expenses	433	448	452	448	446	(15)	(3)	(13)	(3)
Income before income taxes	424	400	381	419	335	24	6	89	27
Provision for income taxes	85	90	63	93	54	(5)	(5)	31	59
NET INCOME	339	310	318	326	281	29	9	58	21
Less income allocated to participating securities	2	2	2	2	2	—	—	—	—
Net income attributable to common shares	$337	$308	$316	$324	$279	$29	10%	$58	21%
Earnings per common share:
Basic	$2.14	$1.91	$1.89	$1.90	$1.62	$0.23	12%	$0.52	32%
Diluted	2.11	1.88	1.86	1.87	1.59	0.23	12	0.52	33

Comprehensive income	435	312	296	290	178	123	39	257	n/m

Cash dividends declared on common stock	105	99	100	58	52	6	6	53	n/m
Cash dividends declared per common share	0.67	0.60	0.60	0.34	0.30	0.07	12	0.37	n/m
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2019	2018
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$671	$664	$677	$698	$712

Loan charge-offs:
Commercial	18	19	23	17	36
Commercial mortgage	1	2	—	1	—
International	—	—	1	—	—
Consumer	1	—	1	2	1
Total loan charge-offs	20	21	25	20	37

Recoveries on loans previously charged-off:
Commercial	8	8	8	20	8
Commercial mortgage	—	—	1	1	—
International	—	—	—	1	—
Residential mortgage	—	1	—	—	—
Consumer	1	1	1	1	1
Total recoveries	9	10	10	23	9
Net loan charge-offs (recoveries)	11	11	15	(3)	28
Provision for loan losses	(13)	19	1	(23)	14
Foreign currency translation adjustment	—	(1)	1	(1)	—
Balance at end of period	$647	$671	$664	$677	$698

Allowance for loan losses as a percentage of total loans	1.29%	1.34%	1.35%	1.36%	1.42%

Net loan charge-offs (recoveries) as a percentage of average total loans	0.08	0.09	0.13	(0.02)	0.23

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2019	2018
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$30	$33	$34	$40	$42
Add: Provision for credit losses on lending-related commitments	—	(3)	(1)	(6)	(2)
Balance at end of period	$30	$30	$33	$34	$40

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2019	2018
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$114	$141	$149	$171	$242
Commercial mortgage	16	20	22	29	29
Lease financing	2	2	2	2	3
International	3	3	4	4	4
Total nonaccrual business loans	135	166	177	206	278
Retail loans:
Residential mortgage	37	36	34	29	29
Consumer:
Home equity	19	19	19	19	19
Total nonaccrual retail loans	56	55	53	48	48
Total nonaccrual loans	191	221	230	254	326
Reduced-rate loans	7	8	9	8	8
Total nonperforming loans	198	229	239	262	334
Foreclosed property	1	1	1	2	5
Total nonperforming assets	$199	$230	$240	$264	$339

Nonperforming loans as a percentage of total loans	0.39%	0.46%	0.49%	0.53%	0.68%
Nonperforming assets as a percentage of total loans and foreclosed property	0.40	0.46	0.49	0.53	0.69
Allowance for loan losses as a multiple of total nonperforming loans	3.3x	2.9x	2.8x	2.6x	2.1x
Loans past due 90 days or more and still accruing	$24	$16	$28	$20	$36

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$221	$230	$254	$326	$402
Loans transferred to nonaccrual (a)	4	42	35	49	71
Nonaccrual loan gross charge-offs	(20)	(21)	(25)	(20)	(37)
Loans transferred to accrual status (a)	—	(3)	—	—	(3)
Nonaccrual loans sold	—	(5)	(9)	(15)	(10)
Payments/Other (b)	(14)	(22)	(25)	(86)	(97)
Nonaccrual loans at end of period	$191	$221	$230	$254	$326
(a) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$31,461	$394	5.07%	$30,651	$379	4.91%	$30,145	$315	4.24%
Real estate construction loans	3,238	46	5.74	3,164	44	5.57	3,067	36	4.74
Commercial mortgage loans	8,997	114	5.14	9,051	114	4.96	9,217	98	4.32
Lease financing	519	5	3.87	495	5	3.74	464	5	4.22
International loans	1,014	13	5.37	1,035	14	5.25	996	11	4.60
Residential mortgage loans	1,965	19	3.85	1,968	19	3.81	2,011	18	3.67
Consumer loans	2,483	30	4.98	2,468	29	4.67	2,521	26	4.13
Total loans	49,677	621	5.07	48,832	604	4.90	48,421	509	4.26

Mortgage-backed securities	9,225	56	2.41	9,069	56	2.37	9,168	52	2.21
Other investment securities	2,730	16	2.32	2,704	15	2.30	2,743	12	1.72
Total investment securities	11,955	72	2.39	11,773	71	2.35	11,911	64	2.09

Interest-bearing deposits with banks	2,852	17	2.40	4,920	28	2.28	4,548	17	1.55
Other short-term investments	134	—	1.33	136	1	1.12	132	—	0.60
Total earning assets	64,618	710	4.44	65,661	704	4.23	65,012	590	3.66

Cash and due from banks	925			940			1,261
Allowance for loan losses	(672)			(673)			(718)
Accrued income and other assets	4,900			4,902			4,771
Total assets	$69,771			$70,830			$70,326

Money market and interest-bearing checking deposits	$22,612	47	0.83	$22,849	39	0.67	$21,891	14	0.26
Savings deposits	2,170	—	0.04	2,181	—	0.05	2,177	—	0.03
Certificates of deposit	2,330	5	0.92	2,090	4	0.62	2,122	2	0.34
Foreign office time deposits	12	—	1.55	9	—	1.37	31	—	1.14
Total interest-bearing deposits	27,124	52	0.78	27,129	43	0.62	26,221	16	0.25

Short-term borrowings	221	1	2.39	72	—	2.18	35	—	1.47
Medium- and long-term debt	6,694	51	3.06	6,420	47	2.81	5,192	25	1.96
Total interest-bearing sources	34,039	104	1.23	33,621	90	1.04	31,448	41	0.53

Noninterest-bearing deposits	26,872			28,600			29,869
Accrued expenses and other liabilities	1,401			1,090			1,082
Total shareholders' equity	7,459			7,519			7,927
Total liabilities and shareholders' equity	$69,771			$70,830			$70,326

Net interest income/rate spread		$606	3.21		$614	3.19		$549	3.13

Impact of net noninterest-bearing sources of funds			0.58			0.51			0.28
Net interest margin (as a percentage of average earning assets)			3.79%			3.70%			3.41%

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2017	172.9	$1,141	$2,122	$(451)	$7,887	$(2,736)	$7,963
Cumulative effect of change in accounting principles	—	—	—	1	14	—	15
Net income	—	—	—	—	281	—	281
Other comprehensive loss, net of tax	—	—	—	(103)	—	—	(103)
Cash dividends declared on common stock ($0.30 per share)	—	—	—	—	(52)	—	(52)
Purchase of common stock	(1.7)	—	—	—	—	(159)	(159)
Net issuance of common stock under employee stock plans	1.2	—	(11)	—	(17)	59	31
Net issuance of common stock for warrants	0.1	—	(1)	—	(3)	4	—
Share-based compensation	—	—	24	—	—	—	24
BALANCE AT MARCH 31, 2018	172.5	$1,141	$2,134	$(553)	$8,110	$(2,832)	$8,000

BALANCE AT DECEMBER 31, 2018	160.1	$1,141	$2,148	$(609)	$8,781	$(3,954)	$7,507
Cumulative effect of change in accounting principle	—	—	—	—	(14)	—	(14)
Net income	—	—	—	—	339	—	339
Other comprehensive income, net of tax	—	—	—	96	—	—	96
Cash dividends declared on common stock ($0.67 per share)	—	—	—	—	(105)	—	(105)
Purchase of common stock	(5.2)	—	—	—	—	(434)	(434)
Net issuance of common stock under employee stock plans	0.5	—	(13)	—	(22)	31	(4)
Share-based compensation	—	—	24	—	—	—	24
BALANCE AT MARCH 31, 2019	155.4	$1,141	$2,159	$(513)	$8,979	$(4,357)	$7,409

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended March 31, 2019	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$412	$146	$47	$(15)	$16		$606
Provision for credit losses	(6)	(4)	(5)	—	2		(13)
Noninterest income	136	31	64	4	3		238
Noninterest expenses	198	145	72	—	18		433
Provision (benefit) for income taxes	82	8	11	(4)	(12)	(a)	85
Net income (loss)	$274	$28	$33	$(7)	$11		$339
Net credit-related charge-offs (recoveries)	$12	$—	$(1)	$—	$—		$11

Selected average balances:
Assets	$43,909	$2,812	$5,174	$13,911	$3,965		$69,771
Loans	42,538	2,103	5,036	—	—		49,677
Deposits	28,463	20,470	3,801	1,130	132		53,996

Statistical data:
Return on average assets (b)	2.53%	0.54%	2.67%	n/m	n/m		1.97%
Efficiency ratio (c)	36.23	81.12	64.41	n/m	n/m		50.81

	Business	Retail	Wealth
Three Months Ended December 31, 2018	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$414	$146	$48	$(9)	$15		$614
Provision for credit losses	15	—	(1)	—	2		16
Noninterest income	143	36	66	11	(6)		250
Noninterest expenses	212	153	75	(1)	9		448
Provision (benefit) for income taxes	61	6	8	(2)	17		90
Net income (loss)	$269	$23	$32	$5	$(19)		$310
Net credit-related charge-offs (recoveries)	$12	$—	$(1)	$—	$—		$11

Selected average balances:
Assets	$43,211	$2,647	$5,156	$13,613	$6,203		$70,830
Loans	41,731	2,080	5,021	—	—		48,832
Deposits	29,961	20,588	4,126	916	138		55,729

Statistical data:
Return on average assets (b)	2.47%	0.44%	2.49%	n/m	n/m		1.74%
Efficiency ratio (c)	38.14	83.77	65.85	n/m	n/m		51.93

	Business	Retail	Wealth
Three Months Ended March 31, 2018	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$381	$127	$43	$(14)	$12		$549
Provision for credit losses	16	(2)	(4)	—	2		12
Noninterest income	131	33	67	11	2		244
Noninterest expenses	213	148	72	(1)	14		446
Provision (benefit) for income taxes	65	3	10	(3)	(21)	(a)	54
Net income	$218	$11	$32	$1	$19		$281
Net credit-related charge-offs (recoveries)	$30	$—	$(2)	$—	$—		$28

Selected average balances:
Assets	$42,706	$2,632	$5,373	$13,779	$5,836		$70,326
Loans	41,102	2,073	5,246	—	—		48,421
Deposits	30,485	20,893	3,796	823	93		56,090

Statistical data:
Return on average assets (b)	2.07%	0.20%	2.42%	n/m	n/m		1.62%
Efficiency ratio (c)	41.55	92.16	65.81	n/m	n/m		56.33

(a)	Included discrete tax benefits of $11 million and $22 million for the three months ended March 31, 2019 and 2018, respectively.

(b)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(c)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

n/m - not meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended March 31, 2019	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income	$187	$205	$122	$91	$1		$606
Provision for credit losses	5	(1)	(11)	(8)	2		(13)
Noninterest income	72	41	32	87	6		238
Noninterest expenses	140	100	84	91	18		433
Provision (benefit) for income taxes	26	37	19	19	(16)	(a)	85
Net income	$88	$110	$62	$76	$3		$339
Net credit-related charge-offs (recoveries)	$4	$(3)	$13	$(3)	$—		$11

Selected average balances:
Assets	$13,075	$19,048	$10,920	$8,852	$17,876		$69,771
Loans	12,557	18,768	10,270	8,082	—		49,677
Deposits	19,893	16,244	8,698	7,898	1,263		53,996

Statistical data:
Return on average assets (b)	1.74%	2.32%	2.30%	3.48%	n/m		1.97%
Efficiency ratio (c)	53.82	40.85	54.60	50.99	n/m		50.81

				Other	Finance
Three Months Ended December 31, 2018	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income	$188	$207	$121	$92	$6		$614
Provision for credit losses	(7)	34	(16)	4	1		16
Noninterest income	74	40	36	96	4		250
Noninterest expenses	145	108	92	95	8		448
Provision for income taxes	23	22	16	14	15		90
Net income (loss)	$101	$83	$65	$75	$(14)		$310
Net credit-related charge-offs	$—	$9	$1	$1	$—		$11

Selected average balances:
Assets	$12,958	$18,551	$10,472	$9,033	$19,816		$70,830
Loans	12,457	18,279	9,889	8,207	—		48,832
Deposits	20,243	17,230	8,919	8,283	1,054		55,729

Statistical data:
Return on average assets (b)	1.92%	1.75%	2.48%	3.33%	n/m		1.74%
Efficiency ratio (c)	55.42	44.05	58.52	50.25	n/m		51.93

				Other	Finance
Three Months Ended March 31, 2018	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$175	$188	$111	$78	$(3)		$549
Provision for credit losses	34	(2)	(14)	(8)	2		12
Noninterest income	73	39	31	88	13		244
Noninterest expenses	144	106	92	91	13		446
Provision (benefit) for income taxes	17	32	15	15	(25)	(a)	54
Net income	$53	$91	$49	$68	$20		$281
Net credit-related (recoveries) charge-offs	$(1)	$13	$5	$11	$—		$28

Selected average balances:
Assets	$13,395	$18,582	$10,373	$8,361	$19,615		$70,326
Loans	12,604	18,347	9,830	7,640	—		48,421
Deposits	21,224	17,091	9,188	7,670	917		56,090

Statistical data:
Return on average assets (b)	0.98%	1.98%	1.91%	3.32%	n/m		1.62%
Efficiency ratio (c)	57.99	46.82	64.71	54.98	n/m		56.33

(a)	Included discrete tax benefits of $11 million and $22 million for the three months ended March 31, 2019 and 2018, respectively.

(b)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(c)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

n/m - not meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Comerica believes the adjusted financial results provide a greater understanding of ongoing operations and enhance the comparability of results with prior periods. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.

ADJUSTED FINANCIAL RESULTS	Three Months Ended
	March 31,	December 31,	March 31,
(dollar amounts in millions, except per share data)	2019	2018	2018
Noninterest Income:
Noninterest income	$238	$250	$244
Securities repositioning	8	—	—
Adjusted noninterest income	$246	$250	$244
Noninterest Expenses:
Noninterest expenses	$433	$448	$446
Restructuring charges	—	(14)	(16)
Adjusted noninterest expenses	$433	$434	$430
Pre-tax Income:
Pre-tax income	$424	$400	$335
Securities repositioning	8	—	—
Restructuring charges	—	14	16
Adjusted pre-tax income	$432	$414	$351
Provision for Income Taxes:
Provision for income taxes	$85	$90	$54
Tax on securities repositioning	2	—	—
Tax on restructuring charges	—	3	4
Discrete tax items	11	—	22
Adjusted provision for income taxes	$98	$93	$80
Net Income:
Net income	$339	$310	$281
Securities repositioning, net of tax	6	—	—
Restructuring charges, net of tax	—	11	12
Discrete tax items	(11)	—	(22)
Adjusted net income	$334	$321	$271
Diluted Earnings per Common Share:
Diluted earnings per common share	$2.11	$1.88	$1.59
Securities repositioning, net of tax	0.04	—	—
Restructuring charges, net of tax	—	0.07	0.07
Discrete tax items	(0.07)	—	(0.12)
Adjusted diluted earnings per common share	$2.08	$1.95	$1.54
Efficiency Ratio:
Reported	50.81%	51.93%	56.33%
Adjusted	50.81	50.25	54.32
Securities repositioning refers to losses incurred on the sale of approximately $1 billion of treasury securities that were replaced by higher-yielding treasuries with a similar duration of 4 years. Discrete tax items primarily included the tax benefit from employee stock transactions and the charge to adjust deferred taxes resulting from the Tax Cuts and Jobs Act.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited) (Continued)
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	March 31,
(dollar amounts in millions)	2019	2018	2018

Tangible Common Equity Ratio:
Common shareholders' equity	$7,409	$7,507	$8,000
Less:
Goodwill	635	635	635
Other intangible assets	5	6	7
Tangible common equity	$6,769	$6,866	$7,358

Total assets	$70,690	$70,818	$72,335
Less:
Goodwill	635	635	635
Other intangible assets	5	6	7
Tangible assets	$70,050	$70,177	$71,693

Common equity ratio	10.48%	10.60%	11.06%
Tangible common equity ratio	9.66	9.78	10.26

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,409	$7,507	$8,000
Tangible common equity	6,769	6,866	7,358

Shares of common stock outstanding (in millions)	155	160	172

Common shareholders' equity per share of common stock	$47.67	$46.89	$46.38
Tangible common equity per share of common stock	43.55	42.89	42.66
The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock.